Exhibit 3.169
VOCA CORPORATION OF INDIANA
Indianapolis, Indiana
September 21, 1993
CODE OF REGULATIONS
     1. OFFICES AND CORPORATE SEAL
     1.1 Principal Office. The corporation shall maintain a principal office in Indianapolis, Indiana. For purposes of this Code of Regulations, the principal office shall be 6919 East 10th Street, Suite E, Indianapolis, Indiana.
     1.2 Other Offices. The corporation may also maintain offices at such other place or places, either within or without the State of Indiana, as may be designated from time to time by the Board of Directors, and the business of the corporation may be transacted at such other offices with the same effect as that conducted at the principal office.
     1.3 Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the corporation.
     2. SHAREHOLDERS
     2.1 Shareholders’ Meetings. All meetings of shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President of the Board of Directors of the corporation, or upon written request of the holders of at least fifty percent (50%) of the corporation’s outstanding shares, either within or without the State of Indiana, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2 Annual Meetings. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors within such time, shall not work forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.
     2.3 Notice of Annual Meetings. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) or more then fifty (50) days before the date of the meeting. Shareholders entitled to vote at the meeting shall be determined as of four (4) o’clock in the afternoon on the day before notice of the meeting is sent.
     2.4 List of Shareholders. The officer who has charge of the stock ledger of the corporate shall prepare and make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present. The up to date Share Journal of the corporation may be used to comply with this paragraph.
     2.5 Special Meetings of Shareholders. Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
     2.6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Shareholders entitled to vote at the meeting shall be determined as of four (4) o’clock in the afternoon on the day before notice of the meeting is sent.
     2.7 Quorum and Adjournment. The holders of a majority of shares issued, outstanding, and entitled to vote at the meeting, present in person, by telephone, or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
     2.8 Majority Required. When a quorum is present at any meeting either in person or by telephone, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.
     2.9 Voting. At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.
     2.10 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken .without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

     2.11 Waiver of Notice. Attendance of shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written waiver of notice either before or after the time of the meeting.
     3. DIRECTORS
     3.1 Number of Directors. The number of Directors which shall constitute the whole board shall be set by the shareholders from time to time, but requiring a minimum of three directors. The Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall hold office until a successor is elected an qualified. Directors need not be shareholders. Directors may be removed any time by a majority vote of the stockholders.
     3.2 Vacancies. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, though not less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner replaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.
     3.3 Power. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts as are not by statute, the Articles of Incorporation or these Regulations directed or required to be exercised or done by the shareholders.

     3.4 Place of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Indiana, in person or by telephone.
     3.5 Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected Directors of such meeting shall be necessary in order to legally hold the meeting, provided a quorum shall be present in person or by telephone. In the event such meeting is not held, the meeting may be held at such time and place. as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the Directors.
     3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.
     3.7 Special Meetings. Special meetings of the Board may be called by the President on one (1) day’s notice to each Director, either personally by mail, by telegram, or by telephone; special meetings shall be called by the President in like manner and on like notice on the written request of any Director.
     3.8 Quorum. A majority of the membership of the Board of Directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present in person or by telephone at any meeting of the Board of Directors, the Directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.
     3.9 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or this Code of Regulations, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
     3.10 Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore. The amount or rate of such compensation of members of the Board of Directors shall be established by the Board of Directors.
     3.11 Waiver of Notice. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular, or special meeting of Directors by executing a written waiver of notice either before or after the time of the meeting.
     4. MEETINGS BY CONFERENCE TELEPHONE
     Members of the Board of Directors or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear every other person at the same time. Participating in a meeting by such means shall constitute presence in person at such meeting for all persons.
     5. OFFICERS
     5.1 Designation of Titles. The officers of the corporation. shall be chosen by the Board of Directors and shall be a President, Vice President, Secretary and Treasurer. The Board of Directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers, and a chair of the board. Any number of offices may be held by the same person, unless statute, the Articles of Incorporation or these Regulations otherwise provide.
     5.2 Appointment of Officers. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President and Secretary, one or more Vice Presidents, and a Treasurer, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint a chair of the Board and such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board.
     5.3 Salaries. The salaries of the officers may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a Director of the corporation.
     5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors at any time.

     5.5 Chair of the Board. The Chair of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and shall. perform such other duties as from time to time may be assigned to him/her.
     5.6 President. The President shall preside at all meetings of shareholders, and the President shall preside at all meetings of the Board of Directors if a Chair is not appointed. He/she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the corporation, and shall act as operating and directing head of the corporation, subject to policies established by the Board of Directors.
     5.7 Vice President. There shall be as many Vice Presidents as shall be determined by the Board of Directors from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the Vice Presidents, as authorized by the Board, shall have all the powers and perform all the duties of the President in case of the temporary absence of the President or in case of his/her temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Board of Directors and a successor chosen by the Board.
     5.8 Secretary. The Secretary shall see that the minutes of all meetings of shareholders and of the Board of Directors, and of any standing committees are kept. He/she shall be the custodian of the corporate seal if one is adopted and shall affix it to all proper instruments when deemed advisable. The Secretary shall give or cause to be given required notices of all _meetings of the shareholders and the Board of Directors. He or she shall have charge of all the books of account, and in general shall perform all the duties incident to the office of Secretary of a corporation and such other duties as may be assigned to him.

     5.9 Treasurer. The Treasurer shall have general custody of all the funds and securities of the corporation except such as may be required by law to be deposited with any state official. He/she shall see to the deposit of the funds of the corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his/her direction and supervision, and he/she shall render financial statements to the President, Directors, and shareholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. The Treasurer shall give to the corporation such fidelity bonds as may be required, and the premium therefore shall be paid by the corporation as an operating expense.
     5.10 Assistant Secretaries. There may be such number of assistant secretaries as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them.
     5.11 Assistant Treasurers. There may be such number of assistant treasurers as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them.
     6. CERTIFICATE FOR SHARES
     6.1 Issue of Shares. The certificates of shares of the corporation shall be signed by the President.
     6.2 Transfer of Certificates. The shares of the corporation shall be transferrable only on the books of the corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by a duly authorized attorney or agent.

     6.3 Lost. Stolen or Destroyed Certificates. The corporation. may issue a new certificate for shares of stock in the place of any certificate previously issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the registered holder of the shares represented by such lost, stolen or destroyed certificate, or the holder’s legal representative, to furnish an affidavit as to such loss, theft, or destruction, and may require him/her to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so.
     7. DIVIDENDS
     The Board of Directors shall have the authority to declare dividends.
     8. FISCAL YEAR
     The fiscal year of the corporation shall be as determined by the Board of Directors.
     9. REPEAL, ALTERATION OR AMENDMENT
     The Code of Regulations may be repealed, altered or amended, or a substitute Code of Regulations may be adopted at any time by a majority of the directors.
September 21, 1993